Exhibit 99.1
Parkvale Financial Corporation
Annual Meeting of Shareholders — October 28, 2010
Errata Sheet
Parkvale Financial Corporation (the “Company”) originally filed its Form 10-K for the year ended June 30, 2010 on September 13, 2010. It was subsequently determined that the calculation of the disallowed portion of the Company’s deferred tax asset was inadvertently overlooked with respect to the Tier I Capital calculation. The result of the oversight is that the Tier I Capital ratio on page 50 of the Form 10-K (Liquidity and Capital Resources section of Management’s Discussion and Analysis of Financial Condition and Results of Operations), and regulatory capital amounts and ratios disclosed in Note G (Regulatory Capital) to the financial statements on page 80 of the Form 10-K were not correctly disclosed at June 30, 2010. In all instances, the revised regulatory capital amounts and corresponding ratios result in the Company continuing to be categorized as well capitalized under regulatory framework. Revisions to the Company’s Form 10-K for the year ended June 30, 2010 are as follows:
•	The Tier I Leverage Capital ratio disclosed in the second full paragraph on page 50 should be 6.19%, rather than 6.70%.

•	The following chart reflects the revised regulatory capital amounts and ratios at June 30, 2010 disclosed on page 80:

					To Be Well
					Capitalized Under
			For Capital		Prompt Corrective
	Actual		Adequacy Purposes		Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio

As of June 30, 2010:
Total Capital to Risk Weighted Assets	$129,125	10.57%	$97,775	8.00%	$122,219	10.00%
Tier I Capital to Risk Weighted Assets	115,111	9.42%	48,888	4.00%	73,331	6.00%
Tier I Capital to Average Assets	115,111	6.19%	74,372	4.00%	92,966	5.00%

/s/Gilbert A. Riazzi
Gilbert A. Riazzi
Chief Financial Officer